Calculation of Filing Fee Tables
S-8
ACME UNITED CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Employee Plan	Other	150,875	$ 59.90	$ 9,037,412.50	0.000087	$ 786.25
2	Equity	Common Stock, par value $2.50 per share	Other	49,125	$ 62.77	$ 3,083,576.25	0.000087	$ 268.27
Total Offering Amounts:						$ 12,120,988.75		$ 1,054.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,054.52
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate amount of additional shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), that may become issuable pursuant to the anti-dilution or other adjustment provisions of the Acme United Corporation 2022 Employee Stock Option Plan (the "Employee Plan"). (2) Determined pursuant to 457(h)(1) under the Securities Act, based upon the exercise price of the options. (4) Consisting of shares of Common Stock issuable upon exercise of options which have been granted under the Employee Plan.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate amount of additional shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), that may become issuable pursuant to the anti-dilution or other adjustment provisions of the Acme United Corporation 2022 Employee Stock Option Plan (the "Employee Plan"). (3) Estimated pursuant to Rules 457 (c) and 457 (h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for shares of the Common Stock reported on the NYSE American on September 25, 2026. (5) Consisting of shares of Common Stock issuable upon exercise of options which may be granted under the Employee Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources